United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2015

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On May 25, 2015, six warrant holders of PSM Holdings, Inc., a Delaware corporation (the “Company”), exercised, through cashless exercise, a total of 14,447,190 warrants to purchase 14,447,190 shares of common stock of the Company. As a result of the cashless exercises, a total of 12,846,889 shares were issued and 1,600,301 warrants to purchase 1,600,301 shares were cancelled. Michael Margolies, a director of the Company, and two of his affiliated entities were among the investors who exercised warrants. As a result of the exercises, Mr. Margolies received increased beneficial ownership of a total of 10,817,178 shares of common stock. Following the warrant exercises, the Company has a total of 40,354,648 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: May 28, 2015	By: /s/ Kevin Gadawski
Kevin Gadawski, President

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